UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 28, 2009

Date of Report (Date of earliest event reported)
SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3120 SCOTT BLVD.
SANTA CLARA, CALIFORNIA 95054

(Address of Principal Executive Offices) (Zip Code)
(408) 454-5100

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Francis F. Lee
     On July 28, 2009, Francis F. Lee, Chairman and Chief Executive Officer, announced his retirement as Chief Executive Officer effective immediately. Mr. Lee will continue as Chairman of the Board.
Appointment of Thomas J. Tiernan
     On July 28, 2009, Thomas. J. Tiernan was appointed Chief Executive Officer. Mr. Tiernan, 46, has been President and Chief Operating Officer of our company since July 2008. Mr. Tiernan served as Executive Vice President and General Manager of our company from July 2007 until July 2008 and as Senior Vice President from March 2006 until July 2007. Prior to joining our company, Mr. Tiernan served as Vice President and General Manager of Symbol Technologies’ Mobile Computing Division. From 1985 to 2004, Mr. Tiernan held various management and executive positions at Hewlett-Packard, including running the Network Storage business in the Americas, the Enterprise Systems business in Asia Pacific, and the PC business in Japan. Mr. Tiernan holds a Bachelor’s Degree in Electrical Engineering from California State Polytechnic University and a Masters of Science in Computer Engineering from Santa Clara University.
     Mr. Lee commented, “Synaptics is stronger and better positioned than at any time in its history and as I am interested in dedicating more of my time to my family, my foundation and other charitable and civic endeavors, I feel that is the right time for me to step down as CEO. Tom and I have worked closely together to spearhead the company’s growth over the past three years, and the Board and I have confidence in Tom’s ability to lead the company through its next stages of growth. Since joining the company in March 2006, Tom’s strong business background, general management capabilities and focus on execution have served Synaptics well. During that time he has taken on increased responsibilities and broadened his role and impact within Synaptics. Tom has proven his ability to lead our global team, forge important customer relationships, expand our technology into exciting new markets, and deliver record financial results despite tough market conditions.”
     Mr. Tiernan stated, “I am grateful for the confidence that Francis and the Board have placed in me, and I could not be more pleased that Francis will continue to be involved as an advisor to the Synaptics leadership team. Our prospects have never been brighter, and I am highly energized by the opportunity to continue the company’s mission of innovating and deploying intuitive touch solutions across multiple end-markets globally. We will build on the growth and profitability that Synaptics has achieved since its IPO in 2002 and maintain a strong focus on enhancing shareholder value as we move forward.”
     There is no arrangement, understanding, or family relationship pursuant to which Mr. Tiernan was selected as our Chief Executive Officer. There are no related party transactions between us and Mr. Tiernan reportable under Item 404(a) of Regulation S-K. Mr. Tiernan’s base salary has been increased to $425,000 per annum, and he will receive stock options entitling him to purchase 225,000 shares of our common stock vesting 25% in one year and 1/48 each month thereafter. Mr. Tiernan will continue to participate in all plans and programs applicable to executive officers, including our annual incentive compensation program.
     On July 30, 2009, we issued a press release announcing Mr. Lee’s resignation and Mr. Tiernan’s appointment. A copy of that press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.

Exhibit
Number

99.1	Press release from Synaptics Incorporated, dated July 30, 2009, entitled “Synaptics Reports Record Revenue and Profit for Fiscal 2009; Announces CEO Transition”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: August 3, 2009	By:	/s/ Russell J. Knittel
Russell J. Knittel
Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release from Synaptics Incorporated, dated July 30, 2009, entitled “Synaptics Reports Record Revenue and Profit for Fiscal 2009; Announces CEO Transition”